EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Larry E. Lenig, Jr.

(713) 881-8900

Or

Len Goldstein

(713) 881-8900

SEITEL, INC. AND SEC AGREE TO SETTLEMENT

HOUSTON - June 6, 2003 - Seitel, Inc. (OTC BB: SEIE; TORONTO: OSL) today announced it has agreed to settle a lawsuit brought against it by the Securities and Exchange Commission alleging violations of the reporting, books and records, internal controls, and proxy statement provisions of the Securities Exchange Act of 1934. In connection with the settlement and without admitting or denying the allegations, Seitel has agreed to the entry of a final judgment permanently enjoining it from violating such provisions. In determining to enter into the agreement the Securities and Exchange Commission took into consideration the fact that Seitel had promptly undertaken remedial action and fully cooperated with the SEC staff.

Larry Lenig, President and CEO of Seitel, said, "We are pleased to reach an agreement in this matter and put this past issue firmly behind us. The Company views this accord as further evidence of its renewed focus on the future."

[Disclaimer]

Statements in this release about the future outlook related to Seitel involve known and unknown risks and uncertainties, which may cause the Company's actual results to differ materially from expected results. While the Company believes its forecasting assumptions are reasonable, there are factors that are hard to predict and influenced by economic and other conditions that are beyond the Company's control. These risk factors are detailed in Seitel's filings with the Securities and Exchange Commission, including its most recent Form 10-K Annual Report, a copy of which may be obtained from the Company without charge.